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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United Online, Inc. of our reports dated August 14, 2001 relating to the consolidated financial statements and financial statement schedule of NetZero, Inc., which appear in United Online, Inc.'s Registration Statement on Form S-4 (No. 333-63704).

/s/ PricewaterhouseCoopers LLP

Century City, California
May 20, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS